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                                                                      Exhibit 21
                              LIST OF SUBSIDIARIES


                   Ecusta Australia Pty. Limited
                   Ecusta Fibers Ltd.
                   Ecusta Export Trading Corp.
                   Glatfelter Investments, Inc.
                   The Glatfelter Pulpwood Company
                   Spring Grove Water Company
                   Glatfelter of Nevada
                   GWS Valuch, Inc.
                   Glenn-Wolfe, Inc.